P R E S S R E L E A S E
Vornado Announces Second Quarter 2025 Financial Results
New York City | August 4, 2025
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended June 30, 2025 Financial Results
NET INCOME attributable to common shareholders for the quarter ended June 30, 2025 was $743,819,000, or $3.70 per diluted share, compared to $35,260,000, or $0.18 per diluted share, for the prior year's quarter. The increase is primarily due to the $803,248,000 gain related to the 770 Broadway master lease with New York University ("NYU").
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended June 30, 2025 was $120,928,000, or $0.60 per diluted share, compared to $148,944,000, or $0.76 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended June 30, 2025 was $113,324,000, or $0.56 per diluted share, and $112,766,000, or $0.57 per diluted share, for the prior year's quarter.
Six Months Ended June 30, 2025 Financial Results
NET INCOME attributable to common shareholders for the six months ended June 30, 2025 was $830,661,000, or $4.14 per diluted share, compared to $26,226,000, or $0.13 per diluted share, for the six months ended June 30, 2024. The increase is primarily due to the $803,248,000 gain related to the 770 Broadway master lease with NYU, the $76,162,000 net gain recognized upon the disposition of a portion of the 666 Fifth condominium to UNIQLO, and the $17,240,000 reversal of PENN 1 rent expense previously accrued following the April 2025 rent reset determination.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the six months ended June 30, 2025 was $256,028,000, or $1.27 per diluted share, compared to $253,068,000, or $1.29 per diluted share, for the six months ended June 30, 2024. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the six months ended June 30, 2025 was $239,628,000, or $1.19 per diluted share, and $221,608,000, or $1.13 per diluted share, for the six months ended June 30, 2024.

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The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$120,928	$148,944	$256,028	$253,068
Per diluted share (non-GAAP)	$0.60	$0.76	$1.27	$1.29

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
Gain on sale of Canal Street condominium units	$(8,362)	$—	$(10,337)	$—
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	3,337	2,599	6,542	6,733
Our share of the gain on the discounted extinguishment of the 280 Park Avenue mezzanine loan	—	(31,215)	—	(31,215)
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	—	(13,069)	(11,110)	(13,069)
Other	(3,217)	2,252	(2,895)	3,261
	(8,242)	(39,433)	(17,800)	(34,290)
Noncontrolling interests' share of above adjustments on a dilutive basis	638	3,255	1,400	2,830
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(7,604)	$(36,178)	$(16,400)	$(31,460)
Per diluted share (non-GAAP)	$(0.04)	$(0.19)	$(0.08)	$(0.16)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$113,324	$112,766	$239,628	$221,608
Per diluted share (non-GAAP)	$0.56	$0.57	$1.19	$1.13
________________________________
(1)See page 10 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2025 and 2024.
FFO, as Adjusted Bridge - Q2 2025 vs. Q2 2024
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2024 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2025:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2024	$112.8	$0.57

Increase / (decrease) in FFO, as adjusted due to:
Changes in the tax assessed value of THE MART, net of tenant reimbursements	9.2
Interest income (primarily redemption of Retail JV preferred equity)	(5.8)
Asset sales	(3.3)
Variable businesses (primarily signage)	2.4
FFO impact of NYU master lease at 770 Broadway	1.1
Rent commencements, net of lease expirations	0.8
Interest expense	(0.4)
Other, net (primarily leasing overrides in Q2 2024)	(3.9)
	0.1
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	0.4
Net increase	0.5	0.00
Share count dilution		(0.01)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2025	$113.3	$0.56
See page 10 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2025 and 2024. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

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770 Broadway
On May 5, 2025, we completed a master lease with NYU to lease 1,076,000 square feet at 770 Broadway, on an “as is”, triple net basis for a 70-year lease term. Under the terms of the master lease, a rental agreement under Section 467 of the Internal Revenue Code, NYU made a prepaid lease payment of $935,000,000 and will also make annual lease payments of $9,281,000 during the lease term. NYU has an option to purchase the leased premises in both 2055 and at the end of the lease term in 2095. NYU assumed the existing office leases at the property.
We used a portion of the prepaid lease payment to repay the $700,000,000 mortgage loan which previously encumbered the property.
We retained the 92,000 square feet retail condominium leased to Wegmans.
In connection with the transaction, we recorded a gain on sales-type lease of $803,248,000.
PENN 1 Ground Rent Reset Determination
On April 22, 2025, an arbitration panel (the “Panel”) appointed to determine the ground rent payable by Vornado’s subsidiary for the PENN 1 land parcel for the 25-year period beginning June 17, 2023 determined that the annual rent payable will be $15,000,000.
On July 21, 2025, the ground lessor filed a motion in New York County Supreme Court to vacate the Panel’s ground rent determination. We believe the motion is entirely without merit and intend to vigorously oppose it.
Further, litigation is currently pending between the parties in New York County Supreme Court regarding a separate point relating to the matter. The court denied our motion to dismiss that action and we have filed a notice of appeal. The Panel’s decision provides that if the fee owner prevails in a final judgment in that litigation, the annual rent for the 25-year term will be $20,220,000, retroactive to June 17, 2023.
We were accruing $26,205,000 per annum of ground rent based on a previous estimate and therefore, in connection with the Panel’s determination, we reversed $17,240,000 of previously accrued rent expense during the six months ended June 30, 2025. Additionally, commencing in the first quarter of 2025, we are now paying based on the $15,000,000 annual rent.
Dispositions
666 Fifth Avenue (Fifth Avenue and Times Square JV)
On January 8, 2025, the Fifth Avenue and Times Square JV completed the sale to UNIQLO of the portion of its U.S. flagship store at 666 Fifth Avenue owned by the joint venture for $350,000,000 and realized net proceeds of $342,000,000. The net proceeds were used to partially redeem Vornado’s preferred equity on the asset. The joint venture continues to own 23,832 square feet of retail space (7,416 square feet at grade) at 666 Fifth Avenue consisting of the Abercrombie & Fitch and Tissot stores. We recognized a financial statement gain of $76,162,000, which is included in “income from partially owned entities” on our consolidated statements of income.
220 Central Park South
During the six months ended June 30, 2025, we closed on the sale of two condominium units and ancillary amenities at 220 CPS for net proceeds of $24,839,000, resulting in a financial statement net gain of $13,702,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $2,592,000 of income tax expense was recognized on our consolidated statements of income. Two units remain unsold.
Canal Street Condominium Units
During the six months ended June 30, 2025, we closed on the sale of six residential condominium units at 304-306 Canal Street and 334 Canal Street for net proceeds of $21,633,000, resulting in a financial statement net gain of $10,337,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. Two units remain unsold.
512 West 22nd Street
On May 13, 2025, a joint venture, in which we have a 55.0% interest, entered into an agreement to sell 512 West 22nd Street, a 173,000 square foot office building, for $205,000,000. A portion of the proceeds will be used by the joint venture to repay the $123,650,000 mortgage loan encumbering the property. The sale is expected to close in the third quarter of 2025 and is subject to customary closing conditions. We expect to recognize an approximate $11,000,000 financial statement gain.
49 West 57th Street
On June 26, 2025, a joint venture, in which we own a 50.0% interest, completed the sale of the 49 West 57th Street commercial condominium. We received net proceeds of $8,650,000 and recognized a financial statement net gain of $2,527,000 which is included in "income from partially owned entities" on our consolidated statements of income.

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Financing Activity
Senior Unsecured Notes due 2025
We repaid our $450,000,000 3.50% senior unsecured notes on their January 15, 2025 maturity date.
1535 Broadway (Fifth Avenue and Times Square JV)
On April 14, 2025, the Fifth Avenue and Times Square JV completed a $450,000,000 financing of 1535 Broadway. The interest-only non-recourse loan bears interest at a fixed rate of 6.90% and matures in May 2030. After transaction costs and reserves, $407,000,000 of the net proceeds from the financing were used to partially redeem Vornado’s Fifth Avenue and Times Square JV preferred equity.
Sustainability Margin Adjustment
In April 2025, we qualified for a sustainability margin adjustment on our unsecured term loan and revolving credit facilities by achieving certain KPI metrics, which reduced our interest rate by 0.05% and 0.04%, respectively.
Independence Plaza
On June 5, 2025, a joint venture, in which we have a 50.1% interest, completed a $675,000,000 refinancing of Independence Plaza, a 1,328 unit residential complex in the Tribeca submarket of Manhattan. The interest-only non-recourse loan bears interest at a fixed rate of 5.84% and matures in June 2030. The loan replaces the previous $675,000,000 non-recourse loan that was scheduled to mature in July 2025 and bore interest at 4.25%.
PENN 11
On July 16, 2025, we completed a $450,000,000 refinancing of PENN 11, a 1,200,000 square foot Manhattan office building. The five-year interest-only loan matures in August 2030 and has a fixed rate of 6.35%. We paid down by $50,000,000 the prior $500,000,000 loan that bore interest at a rate of SOFR plus 2.06% (swapped to an all-in fixed rate of 6.28%) and was scheduled to mature in October 2025. The swap was terminated at the time of refinancing and we received $130,000 of proceeds.

Leasing Activity
The leasing activity and related statistics in the tables below and on the following page are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York
	Office(1)	Retail	THE MART
Three Months Ended June 30, 2025
Total square feet leased	1,479	57	127
Our share of square feet leased:	1,414	48	127
Initial rent(2)	$101.44	$96.77	$50.87
Weighted average lease term (years)	6.8	8.1	5.6
Second generation relet space:
Square feet	240	44	104
GAAP basis:
Straight-line rent(3)	$97.64	$98.10	$45.03
Prior straight-line rent	$87.35	$90.95	$47.09
Percentage increase (decrease)	11.8%	7.9%	(4.4)%
Cash basis (non-GAAP):
Initial rent(2)	$102.61	$91.99	$51.80
Prior escalated rent	$94.41	$91.68	$53.80
Percentage increase (decrease)	8.7%	0.3%	(3.7)%
Tenant improvements and leasing commissions:
Per square foot	$89.15	$47.02	$51.05
Per square foot per annum	$13.11	$5.80	$9.12
Percentage of initial rent	12.9%	6.0%	17.9%
________________________________
See notes on the following page

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Leasing Activity - continued

(Square feet in thousands)	New York			555 California Street
	Office(1)	Retail	THE MART
Six Months Ended June 30, 2025
Total square feet leased	2,188	82	210	222
Our share of square feet leased:	2,099	66	210	155
Initial rent(2)	$97.48	$130.89	$51.05	$120.65
Weighted average lease term (years)	12.1	9.8	6.6	13.1
Second generation relet space:
Square feet	494	54	146	155
GAAP basis:
Straight-line rent(3)	$88.68	$110.54	$46.99	$132.08
Prior straight-line rent	$80.08	$90.73	$49.29	$110.28
Percentage increase (decrease)	10.7%	21.8%	(4.7)%	19.8%
Cash basis (non-GAAP):
Initial rent(2)	$93.40	$100.07	$51.76	$121.04
Prior escalated rent	$86.76	$92.04	$55.72	$117.37
Percentage increase (decrease)	7.7%	8.7%	(7.1)%	3.1%
Tenant improvements and leasing commissions:
Per square foot	$141.89	$137.74	$66.76	$229.71
Per square foot per annum	$11.73	$14.06	$10.12	$17.54
Percentage of initial rent	12.0%	10.7%	19.8%	14.5%
_______________________________
(1)The leasing statistics other than square feet leased, exclude the impact of the 1,076 square foot master lease to NYU at 770 Broadway.
(2)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(3)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.
Occupancy

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office	Retail
Occupancy as of June 30, 2025	85.2%	86.7%	67.7%	78.2%	92.3%

Same Store Net Operating Income ("NOI") (non-GAAP) At Share:
	Total	New York		THE MART(2)	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended June 30, 2025 compared to June 30, 2024	5.4%	1.8%		57.7%	3.1%
Six months ended June 30, 2025 compared to June 30, 2024	4.5%	2.4%	(3)	34.8%	4.1%
Three months ended June 30, 2025 compared to March 31, 2025	4.3%	0.8%		57.9%	(0.4)%

Same store NOI at share - cash basis % (decrease) increase(1):
Three months ended June 30, 2025 compared to June 30, 2024	(4.8)%	(8.5)%	(4)(5)	50.6%	(12.7)%	(6)
Six months ended June 30, 2025 compared to June 30, 2024	(2.6)%	(5.3)%	(4)(5)	34.5%	(3.6)%	(6)
Three months ended June 30, 2025 compared to March 31, 2025	(3.4)%	(7.4)%	(4)(5)	43.8%	(3.9)%	(6)
____________________
(1)See pages 12 through 17 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)2025 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment.
(3)Excludes the impact of the $17,240,000 reversal of previously accrued PENN 1 ground rent. See page 3 for further details.
(4)Decrease in same store NOI at share - cash basis vs. GAAP basis is primarily due to (i) current period PENN 1 ground rent increase and (ii) GAAP rent commencing on new leases with free rent periods.
(5)Excludes the impact of the April 2025 $22,361,000 true-up payment for prior period PENN 1 ground rent owed based on the recent rent reset determination. See page 3 for further details.
(6)Decrease in same store NOI at share cash basis vs. GAAP basis is primarily due to GAAP rent commencing on new leases with free rent periods.

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NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2025 and 2024 and the three months ended March 31, 2025 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2025
	2025	2024		2025	2024
NOI at share:
New York:
Office(1)	$173,104	$178,338	$191,501	$364,605	$346,326
Retail(2)	42,798	48,392	46,115	88,913	95,858
Residential	6,362	6,220	6,192	12,554	12,188
Alexander's	8,315	9,203	9,509	17,824	20,910
Total New York	230,579	242,153	253,317	483,896	475,282
Other:
THE MART(3)	25,197	16,060	15,916	41,113	30,546
555 California Street	18,686	16,800	17,843	36,529	33,329
Other investments	3,211	5,158	6,214	9,425	10,138
Total Other	47,094	38,018	39,973	87,067	74,013
NOI at share	$277,673	$280,171	$293,290	$570,963	$549,295

NOI at share - cash basis:
New York:
Office(1)(4)	$127,579	$176,915	$167,457	$295,036	$343,285
Retail(2)	39,692	44,700	43,727	83,419	88,573
Residential	5,990	5,947	5,848	11,838	11,637
Alexander's	9,344	10,272	10,538	19,882	25,133
Total New York	182,605	237,834	227,570	410,175	468,628
Other:
THE MART(3)	25,258	16,835	17,517	42,775	31,784
555 California Street	20,684	19,956	18,137	38,821	36,894
Other investments	3,172	4,965	6,147	9,319	9,897
Total Other	49,114	41,756	41,801	90,915	78,575
NOI at share - cash basis	$231,719	$279,590	$269,371	$501,090	$547,203
________________________________
(1)Includes Building Maintenance Services NOI of $7,584, $7,926, $6,936, $14,520 and $15,143 for the three months ended June 30, 2025 and 2024 and March 31, 2025 and the six months ended June 30, 2025 and 2024, respectively.
(2)2025 includes the impact of the sale of a portion of the 666 Fifth Avenue retail condominium. See page 3 for details.
(3)2025 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment.
(4)Includes the impact of the April 2025 payment of $22,361 for prior period PENN 1 ground rent owed based on the recent rent reset determination.

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Active Development/Redevelopment Summary as of June 30, 2025:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,815,000	$750,000		$717,884	$32,116	2026	10.2%
Districtwide Improvements	N/A	100,000		78,949	21,051	N/A	N/A
Total PENN District		850,000	(1)	796,833	53,167

Sunset Pier 94 Studios (49.9% interest)	266,000	125,000	(2)	82,805	42,195	2026	10.3%

Total Active Development Projects		$975,000		$879,638	$95,362
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. During 2024, we fully funded our $34,000 share of cash contributions.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, August 5, 2025 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 9032041. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2024. Currently, some of the factors are interest rate fluctuations and the effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

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VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	June 30, 2025	December 31, 2024
ASSETS
Real estate, at cost:
Land	$2,385,812	$2,434,209	$(48,397)
Buildings and improvements	10,560,211	10,439,113	121,098
Development costs and construction in progress	872,493	1,097,395	(224,902)
Leasehold improvements and equipment	112,832	120,915	(8,083)
Total	13,931,348	14,091,632	(160,284)
Less accumulated depreciation and amortization	(4,028,816)	(4,025,349)	(3,467)
Real estate, net	9,902,532	10,066,283	(163,751)
Right-of-use assets	677,249	678,804	(1,555)
Net investment in lease	165,634	—	165,634
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	1,204,863	733,947	470,916
Restricted cash	158,435	215,672	(57,237)
Total	1,363,298	949,619	413,679
Tenant and other receivables	65,210	58,853	6,357
Investments in partially owned entities	2,003,206	2,691,478	(688,272)
Receivable arising from the straight-lining of rents	700,392	707,020	(6,628)
Deferred leasing costs, net	326,688	354,882	(28,194)
Identified intangible assets, net	114,381	118,215	(3,834)
Other assets	289,906	373,454	(83,548)
Total assets	$15,608,496	$15,998,608	$(390,112)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$4,977,526	$5,676,014	$(698,488)
Senior unsecured notes, net	746,588	1,195,914	(449,326)
Unsecured term loan, net	796,643	795,948	695
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	710,261	749,759	(39,498)
Accounts payable and accrued expenses	336,524	374,013	(37,489)
Deferred compensation plan	104,765	114,580	(9,815)
Other liabilities	347,131	345,511	1,620
Total liabilities	8,594,438	9,826,739	(1,232,301)
Redeemable noncontrolling interests	750,097	834,658	(84,561)
Shareholders' equity	6,092,098	5,158,242	933,856
Noncontrolling interests in consolidated subsidiaries	171,863	178,969	(7,106)
Total liabilities, redeemable noncontrolling interests and equity	$15,608,496	$15,998,608	$(390,112)

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VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$441,437	$450,266	$903,016	$886,641

Net income	$813,227	$40,099	$913,051	$33,826
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	10,981	13,890	21,414	25,872
Operating Partnership	(64,863)	(3,200)	(72,752)	(2,414)
Net income attributable to Vornado	759,345	50,789	861,713	57,284
Preferred share dividends	(15,526)	(15,529)	(31,052)	(31,058)
Net income attributable to common shareholders	$743,819	$35,260	$830,661	$26,226

Income per common share - basic:
Net income per common share	$3.87	$0.19	$4.33	$0.14
Weighted average shares outstanding	191,984	190,492	191,680	190,460

Income per common share - diluted:
Net income per common share	$3.70	$0.18	$4.14	$0.13
Weighted average shares outstanding	201,066	194,405	200,927	194,518

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$120,928	$148,944	$256,028	$253,068
Per diluted share (non-GAAP)	$0.60	$0.76	$1.27	$1.29

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$113,324	$112,766	$239,628	$221,608
Per diluted share (non-GAAP)	$0.56	$0.57	$1.19	$1.13

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	201,042	196,339	200,927	196,405
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to common shareholders	$743,819	$35,260	$830,661	$26,226
Per diluted share	$3.70	$0.18	$4.14	$0.13

FFO adjustments:
Depreciation and amortization of real property	$103,142	$97,897	$207,399	$194,680
Real estate impairment losses	542	—	542	—
Gain on sales-type lease	(803,248)	—	(803,248)	—
Net gains on sale of real estate	—	(873)	—	(873)
Our share of partially owned entities:
Net gains on sale of real estate	(2,527)	—	(79,535)	—
Depreciation and amortization of real property	24,107	26,458	48,632	52,621
FFO adjustments, net	(677,984)	123,482	(626,210)	246,428
Impact of assumed conversion of dilutive convertible securities	385	393	735	776
Noncontrolling interests' share of above adjustments on a dilutive basis	54,708	(10,191)	50,842	(20,362)
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$120,928	$148,944	$256,028	$253,068
Per diluted share	$0.60	$0.76	$1.27	$1.29

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,984	190,492	191,680	190,460
Effect of dilutive securities:
Share-based payment awards	7,740	3,913	7,572	4,058
Convertible securities	1,318	1,934	1,675	1,887
Denominator for FFO per diluted share	201,042	196,339	200,927	196,405

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2025 and 2024 and the three months ended March 31, 2025.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2025
	2025	2024		2025	2024
Net income	$813,227	$40,099	$99,824	$913,051	$33,826
Depreciation and amortization expense	115,574	109,774	116,155	231,729	218,433
General and administrative expense	39,978	38,475	38,597	78,575	76,372
Transaction related costs and other	721	3,361	43	764	4,014
Income from partially owned entities	(16,671)	(47,949)	(96,977)	(113,648)	(64,228)
Interest and other investment income, net	(11,056)	(10,511)	(8,261)	(19,317)	(22,235)
Interest and debt expense	87,929	98,401	95,816	183,745	188,879
Gain on sales-type lease	(803,248)	—	—	(803,248)	—
Net gains on disposition of wholly owned and partially owned assets	(8,488)	(16,048)	(15,551)	(24,039)	(16,048)
Income tax expense	4,123	5,284	7,193	11,316	12,024
NOI from partially owned entities	66,227	68,298	67,111	133,338	138,667
NOI attributable to noncontrolling interests in consolidated subsidiaries	(10,643)	(9,013)	(10,660)	(21,303)	(20,409)
NOI at share	277,673	280,171	293,290	570,963	549,295
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(45,954)	(581)	(23,919)	(69,873)	(2,092)
NOI at share - cash basis	$231,719	$279,590	$269,371	$501,090	$547,203
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2025 compared to June 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended June 30, 2025	$277,673	$230,579	$25,197	$18,686	$3,211
Less NOI at share from:
Dispositions	(8)	166	(174)	—	—
Development properties	(5,011)	(5,011)	—	—	—
Other non-same store income, net	(11,813)	(7,235)	—	(1,367)	(3,211)
Same store NOI at share for the three months ended June 30, 2025	$260,841	$218,499	$25,023	$17,319	$—

NOI at share for the three months ended June 30, 2024	$280,171	$242,153	$16,060	$16,800	$5,158
Less NOI at share from:
Dispositions	(3,251)	(3,061)	(190)	—	—
Development properties	(8,880)	(8,880)	—	—	—
Other non-same store income, net	(20,653)	(15,495)	—	—	(5,158)
Same store NOI at share for the three months ended June 30, 2024	$247,387	$214,717	$15,870	$16,800	$—

Increase in same store NOI at share	$13,454	$3,782	$9,153	$519	$—

% increase in same store NOI at share	5.4%	1.8%	57.7%	3.1%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2025 compared to June 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2025	$231,719	$182,605	$25,258	$20,684	$3,172
Less NOI at share - cash basis from:
Dispositions	(8)	166	(174)	—	—
Development properties	(4,772)	(4,772)	—	—	—
Other non-same store expense (income), net	7,078	13,510	—	(3,260)	(3,172)
Same store NOI at share - cash basis for the three months ended June 30, 2025	$234,017	$191,509	$25,084	$17,424	$—

NOI at share - cash basis for the three months ended June 30, 2024	$279,590	$237,834	$16,835	$19,956	$4,965
Less NOI at share - cash basis from:
Dispositions	(2,785)	(2,611)	(174)	—	—
Development properties	(8,639)	(8,639)	—	—	—
Other non-same store income, net	(22,256)	(17,291)	—	—	(4,965)
Same store NOI at share - cash basis for the three months ended June 30, 2024	$245,910	$209,293	$16,661	$19,956	$—

(Decrease) increase in same store NOI at share - cash basis	$(11,893)	$(17,784)	$8,423	$(2,532)	$—

% (decrease) increase in same store NOI at share - cash basis	(4.8)%	(8.5)%	50.6%	(12.7)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the six months ended June 30, 2025 compared to June 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the six months ended June 30, 2025	$570,963	$483,896	$41,113	$36,529	$9,425
Less NOI at share from:
Dispositions	(114)	128	(242)	—	—
Development properties	(11,741)	(11,741)	—	—	—
Other non-same store income, net	(39,348)	(28,101)	—	(1,822)	(9,425)
Same store NOI at share for the six months ended June 30, 2025	$519,760	$444,182	$40,871	$34,707	$—

NOI at share for the six months ended June 30, 2024	$549,295	$475,282	$30,546	$33,329	$10,138
Less NOI at share from:
Dispositions	(6,541)	(6,317)	(224)	—	—
Development properties	(18,607)	(18,607)	—	—	—
Other non-same store income, net	(26,682)	(16,544)	—	—	(10,138)
Same store NOI at share for the six months ended June 30, 2024	$497,465	$433,814	$30,322	$33,329	$—

Increase in same store NOI at share	$22,295	$10,368	$10,549	$1,378	$—

% increase in same store NOI at share	4.5%	2.4%	34.8%	4.1%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the six months ended June 30, 2025 compared to June 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the six months ended June 30, 2025	$501,090	$410,175	$42,775	$38,821	$9,319
Less NOI at share - cash basis from:
Dispositions	(116)	128	(244)	—	—
Development properties	(11,261)	(11,261)	—	—	—
Other non-same store (income) expense, net	(7,806)	4,773	—	(3,260)	(9,319)
Same store NOI at share - cash basis for the six months ended June 30, 2025	$481,907	$403,815	$42,531	$35,561	$—

NOI at share - cash basis for the six months ended June 30, 2024	$547,203	$468,628	$31,784	$36,894	$9,897
Less NOI at share - cash basis from:
Dispositions	(5,561)	(5,388)	(173)	—	—
Development properties	(17,883)	(17,883)	—	—	—
Other non-same store income, net	(28,760)	(18,863)	—	—	(9,897)
Same store NOI at share - cash basis for the six months ended June 30, 2024	$494,999	$426,494	$31,611	$36,894	$—

(Decrease) increase in same store NOI at share - cash basis	$(13,092)	$(22,679)	$10,920	$(1,333)	$—

% (decrease) increase in same store NOI at share - cash basis	(2.6)%	(5.3)%	34.5%	(3.6)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2025 compared to March 31, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended June 30, 2025	$277,673	$230,579	$25,197	$18,686	$3,211
Less NOI at share from:
Dispositions	(8)	166	(174)	—	—
Development properties	(5,011)	(5,011)	—	—	—
Other non-same store income, net	(10,632)	(6,054)	—	(1,367)	(3,211)
Same store NOI at share for the three months ended June 30, 2025	$262,022	$219,680	$25,023	$17,319	$—

NOI at share for the three months ended March 31, 2025	$293,290	$253,317	$15,916	$17,843	$6,214
Less NOI at share from:
Dispositions	(106)	(38)	(68)	—	—
Development properties	(6,730)	(6,730)	—	—	—
Other non-same store income, net	(35,324)	(28,654)	—	(456)	(6,214)
Same store NOI at share for the three months ended March 31, 2025	$251,130	$217,895	$15,848	$17,387	$—

Increase (decrease) in same store NOI at share	$10,892	$1,785	$9,175	$(68)	$—

% increase (decrease) in same store NOI at share	4.3%	0.8%	57.9%	(0.4)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 17

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2025 compared to March 31, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2025	$231,719	$182,605	$25,258	$20,684	$3,172
Less NOI at share - cash basis from:
Dispositions	(8)	166	(174)	—	—
Development properties	(4,772)	(4,772)	—	—	—
Other non-same store expense (income), net	8,173	14,605	—	(3,260)	(3,172)
Same store NOI at share - cash basis for the three months ended June 30, 2025	$235,112	$192,604	$25,084	$17,424	$—

NOI at share - cash basis for the three months ended March 31, 2025	$269,371	$227,570	$17,517	$18,137	$6,147
Less NOI at share - cash basis from:
Dispositions	(108)	(38)	(70)	—	—
Development properties	(6,489)	(6,489)	—	—	—
Other non-same store income, net	(19,303)	(13,156)	—	—	(6,147)
Same store NOI at share - cash basis for the three months ended March 31, 2025	$243,471	$207,887	$17,447	$18,137	$—

(Decrease) increase in same store NOI at share - cash basis	$(8,359)	$(15,283)	$7,637	$(713)	$—

% (decrease) increase in same store NOI at share - cash basis	(3.4)%	(7.4)%	43.8%	(3.9)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 17